Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	David E. Gable
Senior Vice President and Chief Financial Officer
davidgable@kemet.com
864-963-6484

KEMET TO ACQUIRE ARCOTRONICS

Greenville, South Carolina (August 10, 2007) - KEMET Corporation (NYSE:KEM) announced today that it has agreed to acquire Arcotronics Italia S.p.A., a leading manufacturer of plastic film and metallized plastic film capacitors and wet tantalum capacitors, from Blue Skye (Lux) S.à r.l., a company owned by the special opportunities funds managed by D.B. Zwirn & Co., L.P.  In addition to manufacturing capacitors, Arcotronics is a leading manufacturer of battery and film capacitor machinery.  Arcotronics has manufacturing facilities in Italy, Germany, the United Kingdom, Bulgaria and China.  In the year ended December 31, 2006, Arcotronics had total consolidated sales of approximately €150 million (about U.S.$207 million at current exchange rates).

KEMET has agreed to pay €17.5 million for 100% of the outstanding share capital of Arcotronics.  KEMET will assume or refinance approximately €98 million of net financial debt and assume certain other liabilities of the company.  The transaction is subject to customary closing conditions and is expected to close in early October 2007.

Per-Olof Lööf, Chief Executive Officer of KEMET Corporation, stated, “The addition of Arcotronics to the KEMET group of companies is a meaningful milestone in our company’s history, and further positions KEMET as ‘The Capacitance Company.’  The acquisition of Arcotronics provides an excellent complement to our recent acquisition of the Evox Rifa Group of companies earlier this year, and will allow us to expand our product offerings and technology base.”

“We are excited about the opportunity to join forces with an industry leader such as KEMET,” stated Gianpaolo Di Dio, Chief Executive Officer of Arcotronics.  “We believe that the combination of Arcotronic’s product offerings and technology with KEMET’s customer service and global logistics capability will lead to enhanced opportunities and benefits for our customers and employees.”

P.O. Box 5928, Greenville, South Carolina 29606 U.S.A
Tel: 864.963.6300	Fax: 864.963.6521

KEMET will hold a conference call at 9:00 am ET on Monday, August 13, 2007, to discuss this transaction.  To access the conference call, participants in the United States should dial (800) 416-8033 and participants outside the United States should dial (706) 643-0979.  Participants should reference “KEMET Corporation” and the Conference ID # 12771313. In conjunction with the conference call, there will be a simultaneous live broadcast over the Internet, which can be accessed at http://www.kemet.com/ir. A replay of the conference call will be available until midnight ET August 27, 2007, at the same link.

INFORMATION REGARDING KEMET

KEMET Corporation applies world-class service and quality to deliver industry-leading, high-performance capacitance solutions to its customers around the world. KEMET offers the world’s most complete line of surface-mount and through-hole capacitor technologies across tantalum, ceramic, aluminum, film and paper dielectrics. KEMET’s common stock is listed on The New York Stock Exchange under the symbol KEM. Additional information can be found at http://www.kemet.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Statements in this release that describe the companies’ business strategies, outlooks, objectives, plans, intentions or goals are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements including the uncertainty that the companies will be able to negotiate all definitive agreements or the satisfaction of the closing conditions. For a detailed discussion of these factors, refer to each company’s filings with the SEC, including the most recent Form 10-Q and Form 10-K reports.